AMENDMENT NUMBER 1 TO

PRINCIPAL UNDERWRITING AGREEMENT

The Principal Underwriting Agreement between HIMCO Distribution Services Company and HIMCO Variable Insurance Trust dated April 30, 2014, is hereby amended to amend and restate Schedule A as attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed as of [            ], 2015.

HIMCO Variable Insurance Trust

By:
Name: Matthew Poznar
Title: Chief Executive Officer

Agreed to and Accepted:

HIMCO Distribution Services Company

By:
Name: George Jay
Title: Assistant Vice President

SCHEDULE A

To the Principal Underwriting Agreement

 HIMCO VARIABLE INSURANCE TRUST

HIMCO VIT Index Fund
HIMCO VIT Portfolio Diversifier Fund
HIMCO VIT American Funds Asset Allocation Fund
HIMCO VIT American Funds Blue Chip Income and Growth Fund
HIMCO VIT American Funds Bond Fund
HIMCO VIT American Funds Global Bond Fund
HIMCO VIT American Funds Global Growth and Income Fund
HIMCO VIT American Funds Global Growth Fund
HIMCO VIT American Funds Global Small Capitalization Fund
HIMCO VIT American Funds Growth Fund
HIMCO VIT American Funds Growth-Income Fund
HIMCO VIT American Funds International Fund
HIMCO VIT American Funds New World Fund
HIMCO VIT Conservative Allocation Fund
HIMCO VIT Emerging Markets Equity Fund
HIMCO VIT Global Core Equity Fund
HIMCO VIT Government Bond Fund
HIMCO VIT High Yield Bond Fund
HIMCO VIT International Core Equity Fund
HIMCO VIT International Value Equity Fund
HIMCO VIT Large Cap Core Fund
HIMCO VIT Large Cap Growth Fund
HIMCO VIT Large Cap Value Fund
HIMCO VIT Moderate Allocation Fund
HIMCO VIT Small & Mid Cap Core Fund
HIMCO VIT Strategic Income Bond Fund
HIMCO VIT Total Return Bond Fund

Last updated [ ], 2015.